Exhibit 10.1

AMENDMENT #3
TO THE SECURITIES PURCHASE AGREEMENT AND
 TO THE $1,5000,000 PROMISSORY NOTE

This Amendment No. 3, dated March 1, 2017 (this "Amendment"), is by and between ActiveCare, Inc., a Delaware corporation (the "Issuer") and JMJ Financial (the "Investor") (referred to collectively herein as the "Parties")
WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-09192016 (the "SPA") dated as of September 19, 2016, pursuant to which the Issuer issued to the Investor a $1,500,000 Promissory Note (the "Note"), a Warrant, and Origination Shares.  All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA.
WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA and the Note dated November 17, 2016;
WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated January 30, 2017;
WHEREAS, the Investor has paid all $1,500,000 of Consideration to the Issuer under the Note; and
WHEREAS, the Issuer requests that the dollar amount of the Note be increased to permit the Investor to pay additional Consideration to the Issuer under the Note.
NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA and the Note as follows:
1.	Note Amount. The amount of the Note is hereby increased from $1,500,000 to $2,000,000. The first four sentences of the second paragraph of the Note are hereby amended and replaced with the following:

"The Principal Sum is up to $2,000,000 (two million) plus accrued and unpaid interest and any other fees.  The Consideration is $2,000,000 (two million) payable by wire.  The Investor shall pay $1,000,000 of Consideration in accordance with the attached Funding Schedule in its sole election.  The Investor may pay up to an additional $1,000,000 of Consideration to the Issuer in such amounts and at such dates as the Investor may choose, however, the Issuer has the right to reject any of those payments within 24 hours of receipt of rejected payments."

2.
SPA Amendments.  The references to a Note amount of $1,500,000 contained in Sections 1.1 and 1.4 of the SPA shall be amended to refer to a Note amount of $2,000,000.  All references to the SPA or the Note in any of the Transaction Documents, including any Warrants issued after the date of the SPA, shall refer to the SPA, as amended, and to the Note, as amended.

3.
TA Letters.  The Issuer agrees to increase the reserve for the Investor to $1,000,000 worth of shares of common stock of the Issuer for issuance of Origination Shares to the Investor.  The Issuer further agrees that the terms of the irrevocable instruction letter dated September 19, 2016 in which the Issuer irrevocably authorized and instructed American Stock Transfer & Trust Company, LLC to issue shares of common stock of the Issuer to the Investor without any further action or confirmation by the Issuer upon American Stock Transfer's receipt from the Investor of a Conversion Notice or Exercise Notice shall apply to the Note as amended and shall apply to all warrants the Issuer has issued to the Investor pursuant to the terms of the SPA as amended.  In addition, the Issuer agrees that the terms of the irrevocable instruction letter dated September 19, 2016 in which the Issuer irrevocably authorized and instructed American Stock Transfer & Trust Company, LLC to issue shares of common stock of the Issuer to the Investor without any further action or confirmation by the Issuer upon American Stock Transfer's receipt from the Investor of a request for issuance of Origination Shares pursuant to the Issuer's obligations under the SPA shall apply to all requests for issuance of Origination Shares pursuant to the Issuer's obligations under the SPA as amended.  If American Stock Transfer requires the Issuer and/or the Investor to deliver to American Stock Transfer new irrevocable instruction letters to give effect to the terms of this paragraph, the Issuer agrees that it will cooperate in good faith with the Investor in drafting and executing the new irrevocable instruction letters and any supporting documents required by American Stock Transfer and the Issuer shall promptly deliver the new irrevocable instruction letters to American Stock Transfer.

ALL OTHER TERMS AND CONDITIONS OF THE SPA AND THE NOTE, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Jeffrey S. Peterson	/s/ Justin Keener
Jeffrey S. Peterson	JMJ Financial
ActiveCare, Inc.	Its Principal
Chief Executive Officer